DEFA 14A

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the [_]

Registrant

Check the appropriate box:

[_]       Preliminary Proxy Statement

[_]       Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]       Definitive Proxy Statement

[X]       Definitive Additional Materials

[_]       Soliciting Materials under Rule 14a-12

BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]       No fee required.

[_]       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: _____

(2) Aggregate number of securities to which transaction applies: _____

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: _____

(4) Proposed maximum aggregate value of transaction: ______

(5) Total Fee Paid:

[_]       Fee paid previously with preliminary materials.

[_]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0- 11(a)(2) and identify the filing for which the offsetting fee was paid previously.

Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: _____

(2) Form, Schedule or Registration Statement No.: ____

(3) Filing Party: ______

(4) Date Filed: __________

MUTUAL FUND SERVICES

Shareholder Name
Address 1
Address 2
Address 3

BNY MELLON INVESTMENT MANAGEMENT

Re: BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc.

February 15, 2023

Dear Shareholder:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. This matter pertains to an important operating initiative for the Fund for which we need your consideration and response. The deadline to hear from you is 10:00 a.m. Eastern Time. on February 28, 2023.

It is very important that we speak to you regarding this matter. Please call toll-free at (877) 361-7968 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:

Investor ID: Security ID:

Shares owned: Household ID:

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

David DiPetrillo

President

BNY Mellon Family of Funds

OFFICIAL BUSINESS_ This is not a scam, fraud or scheme. This document relates to an investment in the BNY Mellon Alcentra Global Multi-Strategy Credit Fund, Inc. you own through a broker or bank.